Consent of Independent Registered Public Accounting Firm

To The Board of Directors
Intelgenx Technologies Corp. (Formerly Big Flash Corporation)

We hereby consent to the use in this Registration Statement, form SB-2 of Intelgenx Technologies Corp. of our report dated March 22, 2007 relating to the consolidated financial statements of Intelgenx Technologies Corp. (Formerly Big Flash Corporation) for the year ended December 31, 2006 and the year ended December 31, 2005 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Chartered Accountants

Montreal, Quebec
June 8,2007